CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

For purposes of the Rule 462(b) Registration Statement on Form N-2 of Firsthand Technology Value Fund, Inc., we consent to the incorporation by reference of our consent dated April 16, 2012, filed as an exhibit to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2 of Firsthand Technology Value Fund, Inc. filed on April 18, 2012.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 19, 2012